UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 7, 2015 (April 6, 2015)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements

Appointment of Bruce D. Perkins to the Amedisys, Inc. Board of Directors

The Board of Directors (the “Board”) of Amedisys, Inc. (the “Company”) today announced that, upon the recommendation of the Nominating and Corporate Governance Committee of the Board and by unanimous vote of the Board, effective April 22, 2015, the size of the Board will be increased by one person, and Bruce D. Perkins will be immediately appointed to fill the resulting vacancy. There are no arrangements between Mr. Perkins and any other person pursuant to which Mr. Perkins was selected to become a director. It is intended that Mr. Perkins will be a nominee for election to the Board at the Company’s 2015 Annual Meeting of stockholders to be held in June 2015. Contemporaneously with the effective date of his appointment to the Board, Mr. Perkins will be appointed to serve on each of the Audit, Compensation, Compliance and Ethics, Nominating and Corporate Governance and Quality of Care Committees of the Board.

As a non-employee director, Mr. Perkins will receive the Company’s standard non-employee director compensation, as described in the Company’s Proxy Statement for its 2014 Annual Meeting of Stockholders, as filed with the United States Securities and Exchange Commission on April 30, 2014 (the “2014 Proxy Statement”), including a restricted stock grant effective April 22, 2015, of 1,514 shares of nonvested Company common stock, 100% of which will vest on July 1, 2015, predicated upon his continued service as a non-employee director through the vesting date. In connection with his service on the Board, the Company and Mr. Perkins will enter into an Indemnification Agreement, a form of which was previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Mr. Perkins is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Perkins, 61, is the Strategic Executive for MCCI Group Holdings, L.L.C., a physician services company based in Miami, Florida (“MCCI Group”). Immediately prior to his January 1, 2015, employment with MCCI Group, Mr. Perkins retired from Humana, Inc. after a thirty-eight year career, most recently as President of Humana’s Healthcare Services Segment.

Daniel P. McCoy – Appointment as Chief Operating Officer

Effective April 6, 2015, Daniel P. McCoy, 55, was appointed as Chief Operating Officer of the Company. In this capacity, he will serve as the Company’s principal operating officer. Prior to his appointment, Mr. McCoy retired from Anthem, Inc. (“Anthem”), previously WellPoint, Inc., after a thirty-year career, most recently as its Senior Vice President of Operations (Commercial /Specialty Division). Anthem is a health benefits organization, offering a variety of medical and specialty insurance products.

Pursuant to an offer letter dated as of March 24, 2015 (the “Offer Letter”), the Company has agreed to pay Mr. McCoy an annual base salary of $450,000, and Mr. McCoy will be eligible to participate in the Company’s annual cash bonus plan, with a target bonus equal to 25% of his base salary and performance conditions to be set annually.

Upon approval by the Board, the Company has agreed, as an employment inducement award, to issue Mr. McCoy (i) stock options to purchase a total of 150,000 shares of the Company’s common stock, (ii) 18,750 shares of restricted stock and (iii) 18,750 restricted stock units. Restricted stock units are a promise to deliver shares of the Company’s common stock at a later date, provided that certain vesting requirements are met prior to the delivery date. 50% of the total stock options awarded and the 18,750 shares of restricted stock awarded will be subject to time-based vesting conditions, vesting ratably on each of the first, second, third and fourth anniversaries of the grant date, assuming Mr. McCoy remains continuously employed by the Company through each such date. The remaining 50% of the total stock options awarded and the 18,750 restricted stock units awarded shall vest, if at all, based on the certification by the Compensation Committee of the Board of the achievement of identified performance targets for fiscal years 2015 through 2018, respectively, assuming Mr. McCoy remains continuously employed by the Company through each such certification date. The exercise price of the stock options will be the closing price of the Company’s common stock on the date of grant, and the options will have a ten-year term. These grants are intended as a four-year award; there is no expectation that Mr. McCoy will receive any additional equity awards during the first four years of his employment.

The Company has agreed to reimburse Mr. McCoy for (i) reasonable relocation expenses in an amount not to exceed $20,000 and (ii) up to $4,500 per month for housing and travel expenses, until the earlier to occur of 18 months of employment or such date that Mr. McCoy relocates to the metropolitan area where the Company’s corporate headquarters are located. Mr. McCoy will also be entitled to termination benefits as set forth in a severance plan applicable to similarly-situated employees, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended March 31, 2015. The terms of Mr. McCoy’s employment include restrictive covenants, including: confidentiality and non-disparagement and, for a period of 24 months following termination, non-solicitation, non-competition and a standstill. He is required to forfeit equity awards and to disgorge prior payments and equity profits upon violation of any of the restrictive covenants. Mr. McCoy is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ronald A. LaBorde – Transition to Vice-Chairman and Chief Financial Officer; Dale E. Redman – Retirement

Effective April 6, 2015, the Board appointed the Company’s Vice-Chairman, Ronald A. LaBorde, as Chief Financial Officer. As Vice-Chairman and Chief Financial Officer, Mr. LaBorde will serve as the Company’s principal financial officer. He succeeds Dale E. Redman, who served as the Company’s Interim Chief Financial Officer since March 24, 2014.

Mr. LaBorde’s service as Vice-Chairman began on December 16, 2014. He previously served as the Company’s (i) President and Interim Chief Executive Officer from February 20, 2014 until December 16, 2014, (ii) President and Chief Financial Officer from January 1, 2012 until February 20, 2014 and (iii) President from November 1, 2011 until January 1, 2012. Mr. LaBorde, who has served as a member of the Company’s Board since 1997, will continue to serve on the Board following his transition to Vice-Chairman and Chief Financial Officer. He served as the Company’s Lead Director from February 2003 until his employment with the Company in November 2011. Previously, from July 2008 to November 2011, he was the principal executive officer of HR Solutions, LLC, a private company that provides outsourced administration associated with human resources.

In connection with his appointment as Vice-Chairman and Chief Financial Officer, as approved by the Compensation Committee of the Board, Mr. LaBorde’s annual base salary was adjusted to $450,000. The terms of Mr. LaBorde’s employment with the Company will otherwise continue to be governed by his Employment Agreement dated November 1, 2011, as amended by the First Amendment thereto dated December 29, 2011, the Second Amendment thereto dated December 19, 2012 and the Third Amendment thereto dated May 1, 2014.

Also effective April 6, 2015, Mr. Redman retired from the Company. The Company expects to enter into a consulting agreement with Mr. Redman on mutually acceptable terms to assist with the transition of his responsibilities and to provide advisory services to the Company.

David R, Bucey – General Counsel and Secretary

Effective as of May 11, 2015, David R. Bucey, the Company’s General Counsel and Secretary, will be departing the Company to pursue other opportunities. In connection with his departure, he will receive severance compensation in accordance with the provisions in his Amended and Restated Employment Agreement, as amended, regarding termination without cause or resignation for good reason, as described in the 2014 Proxy Statement.

The Company expects to enter into a consulting agreement with Mr. Bucey on mutually acceptable terms to assist with the transition of his responsibilities.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On April 7, 2015, the Company issued a press release titled “Amedisys Announces Changes to Executive Leadership Team,” a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated April 7, 2015 titled “Amedisys Announces Changes to Executive Leadership Team” (furnished only)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Paul B. Kusserow
Paul B. Kusserow
President and Chief Executive Officer

DATE: April 7, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 7, 2015 titled “Amedisys Announces Changes to Executive Leadership Team” (furnished only)

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